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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Annual Report (Form 10-K) of NCI Building Systems, Inc. of our report dated December 7, 1999, included in the 1999 Annual Report to Shareholders of NCI Building Systems, Inc.

Our audits also included the financial statement schedule of NCI Building Systems, Inc. listed in Item 14(a). This schedule is the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedule referred to above, when considered in relation to the basic financial statements taken as a whole, presents fairly in all material respects the information set forth therein.

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-14957 and No. 33-52078) pertaining to the 401(k) Profit Sharing Plan of NCI Building Systems, Inc., Registration Statements (Form S-8 No. 333-34899, No. 33-52080 and No. 333-12921) pertaining to the Nonqualified Stock Option Plan of NCI Building Systems, Inc., and Registration Statement (Form S-4 No. 333-80029) of NCI Building Systems, Inc. and in the related Prospectus of our reports with respect to the consolidated financial statements and schedule of NCI Building Systems, Inc., for the year ended October 31, 1999.



                                                     /s/ ERNST & YOUNG LLP

                                                     ERNST & YOUNG LLP

Houston, Texas
January 26, 2000